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                                                                    EXHIBIT 21.1

                        NEW CENTURY FINANCIAL CORPORATION
                           SUBSIDIARIES OF REGISTRANT


Name                                                                  State or other Jurisdiction of Incorporation
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
New Century TRS Holdings, Inc.                                        Delaware
    New Century Mortgage Corporation                                  California
      NC Capital Corporation                                          California
        NC Deltex, LLC                                                Delaware
        NC Asset Holding, L.P.                                        Delaware
        NCoral, L.P.                                                  Delaware
        New Century Mortgage Securities, Inc.                         Delaware
        New Century R.E.O. Corp.                                      California
        NC Residual III Corporation                                   Delaware
        NC Participation I, LLC                                       Delaware
      NC Residual Corporation                                         Delaware
      NC Insurance Services, Inc.                                     California
      eConduit Corporation                                            California
      North American Real Estate Solutions, Inc.                      California
      NCMC Insurance Corporation                                      Hawaii
      New Century Funding SB-1                                        Delaware
      New Century Funding A                                           Delaware
      New Century Funding I                                           Delaware
      New Century Mortgage Ventures, LLC                              Delaware
      Home123.com, Inc.                                               Florida
      Von Karman Funding Trust                                        Delaware
    Anyloan Financial Corporation                                     Delaware
      Home123 Corporation                                             California
        Capital Standard Origination Company                          Texas
        CSOC XI, Inc.                                                 Texas
        CSOC XIV, Inc.                                                Texas
        CSOC XXIII, Inc.                                              Texas
        CSOC XXV, Inc.                                                Texas
        CSOC XXVII, Inc.                                              Texas
        CSOC XXXII, Inc.                                              Texas
        CSOC XXXVII, Inc.                                             Texas
        CSOC XXXVIII, Inc.                                            Texas
        Realtor Builder I, Inc.                                       Texas
        Realtor Builder II, Inc.                                      Texas
        Realtor Builder III, Inc.                                     Texas
        Realtor Builder IV, Inc.                                      Texas
        Realtor Builder V, Inc.                                       Texas
        Realtor Builder VI, Inc.                                      Texas
    New Century Warehouse Corporation                                 California
        Access Investments II, L.L.C                                  Delaware
NC Residual IV Corporation                                            Delaware
New Century Credit Corporation                                        California
    New Century Mortgage Securities LLC                               Delaware

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